EXHIBIT 4.1
             Form of Indenture between Registrant and
            First Security Bank, National Association

                        INDENTURE OF TRUST





                             Between






                    AEROCENTURY FUND IV, INC.
                     A California Corporation






                               and






            FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                            as Trustee







                  Dated as of February __, 1997

                   10% SECURED PROMISSORY NOTES
               in the Maximum Amount of $10,000,000

                        TABLE OF CONTENTS
                                                             Page
PRELIMINARY STATEMENT........................................   1
GRANTING CLAUSES.............................................   1

ARTICLE I
DEFINITIONS, INCORPORATION BY REFERENCE, AND OTHER PROVISIONS
OF GENERAL APPLICATION.......................................   2
   Section 1.01      Definitions.............................   2
   Section 1.02      Incorporation by Reference of Trust
                     Indenture Act...........................   9
   Section 1.03      Compliance Certificate and Opinions.....   9
   Section 1.04      Form of Documents Delivered to Trustee..   9
   Section 1.05      Acts of Bondholders.....................  10
   Section 1.06      Notices, Etc. to Trustee and Company....  10
   Section 1.07      Notices to Bondholders; Waiver..........  10
   Section 1.08      Effect of Headings and Table of Contents  11
   Section 1.09      Successors and Assigns..................  11
   Section 1.10      Separability............................  11
   Section 1.11      Benefits of Indenture...................  11
   Section 1.12      Legal Holidays..........................  11
   Section 1.13      Governing Law...........................  11
   Section 1.14      Counterparts............................  11
   Section 1.15      Corporate Obligation....................  11
   Section 1.16      Inspection..............................  11
   Section 1.17      Trust Indenture Act Controls............  12

ARTICLE II
BOND FORM....................................................  12
   Section 2.01      Form Generally..........................  12

ARTICLE III
THE BONDS AND THE ASSETS.....................................  12
   Section 3.01      Amount Of Indenture.....................  12
   Section 3.02      Denominations and Stated Maturity.......  12
   Section 3.03      Execution, Authentication, Delivery,
                     and Dating..............................  12
   Section 3.04      Temporary Bonds.........................  13
   Section 3.05      Registration, Registration of Transfer,
                     and Exchange............................  13
   Section 3.06      Mutilated, Destroyed, Lost, or
                     Stolen Bonds............................  14
   Section 3.07 Payments of Principal and Interest; Principal and Interest Rights Preserved. 15
   Section 3.08      Persons Deemed Owners...................  16
   Section 3.09      Cancellation............................  16
   Section 3.10      Covenants as to Leases and Financial
                     Assets .................................  16
   Section 3.11      General Obligations.....................  17
   Section 3.12      Redemption..............................  17
   Section 3.13      Notice by Company; Redemption Amount ...  17
   Section 3.14      Interest Rate...........................  18
   Section 3.15      Usury...................................  18

ARTICLE IV
SATISFACTION AND DISCHARGE; RELEASE OF COLLATERAL............  18
   Section 4.01      Satisfaction and Discharge of Indenture.  18
   Section 4.02      Application of Trust Money..............  19
   Section 4.03      Repayment of Moneys Held by Paying Agent  19
   Section 4.04      Release of Collateral...................  19

ARTICLE V
DEFAULTS; REMEDIES...........................................  20
   Section 5.01      Events of Default.......................  20
   Section 5.02      Acceleration of Stated Maturity;
                     Rescission and Annulment................  21
   Section 5.03      Collection of Indebtedness and Suits
                     for Enforcement by Trustee..............  22
   Section 5.04      Remedies................................  22
   Section 5.05      Optional Preservation of Trust Estate...  23
   Section 5.06      Trustee May File Proofs of Claim........  23
   Section 5.07      Trustee May Enforce Claims Without
                     Possession of Bonds.....................  24
   Section 5.08      Application of Money Collected..........  24
   Section 5.09      Limitation on Suits.....................  25
   Section 5.10      Nonimpairment of Bondholders' Rights....  25
   Section 5.11      Restoration of Rights and Remedies......  25
   Section 5.12      Rights and Remedies Cumulative .........  25
   Section 5.13      Delay or Omission Not Waiver............  26
   Section 5.14      Control by Bondholders..................  26
   Section 5.15      Waiver of Past Defaults.................  26
   Section 5.16      Undertaking for Costs...................  26
   Section 5.17      Waiver of Stay or Extension Laws........  27
   Section 5.18      Sale of Trust Estate....................  27
   Section 5.19      Action on Bonds.........................  27
   Section 5.20      Additional Grace Period for Interest
                     Payment Default.........................  27

ARTICLE VI
THE TRUSTEE..................................................  28
   Section 6.01      Certain Duties and Responsibilities.....  28
   Section 6.02      Notice of Default.......................  29
   Section 6.03      Certain Rights of Trustee...............  29
   Section 6.04      Not Responsible for Recitals or Issuance
                     of Bonds................................  30
   Section 6.05      May Hold Bonds..........................  31
   Section 6.06      Money Held in Trust.....................  31
   Section 6.07      Compensation and Reimbursement to Trustee 31
   Section 6.08      Eligibility; Disqualification...........  32
   Section 6.09      Resignation and Removal; Appointment of
                     Successor...............................  32
   Section 6.10      Acceptance of Appointment by Successor..  33
   Section 6.11      Merger, Conversion, Consolidation,
                     or Succession to Business of Trustee....  33
   Section 6.12      Co-trustees and Separate Trustee........  33
   Section 6.13      Withholding Taxes and Reports...........  34
   Section 6.14      Preferential Collection of Claims Against
                     the Company.............................  35

ARTICLE VII
BONDHOLDERS' LIST AND REPORTS BY TRUSTEE AND COMPANY.........  35
   Section 7.01      Company to Furnish Trustee Names and
                     Addresses of Bondholders................  35
   Section 7.02      Preservation of Information;
                     Communications to Bondholders...........  35
   Section 7.03      Reports by Trustee......................  35
   Section 7.04      Reports by Company......................  35

ARTICLE VIII
CONSOLIDATION AND MERGER.....................................  36
   Section 8.01      Company May Consolidate, Etc.,
                     Only on Certain Terms...................  36
   Section 8.02      Successor Substituted...................  37

ARTICLE IX
COVENANTS OF THE COMPANY.....................................  38
   Section 9.01      Payment of Principal and Interest.......  38
   Section 9.02      Maintenance of Office or Agency.........  38
   Section 9.03      Money for Bond Payments to Be Held
                     in Trust................................  38
   Section 9.04      Corporate Existence.....................  39
   Section 9.05      Protection of Trust Estate..............  39
   Section 9.06      Annual Certification as to Trust Estate
                     and Contracts...........................  40
   Section 9.07      Negative Covenants......................  40
   Section 9.08      Statement as to Compliance..............  40
   Section 9.09      Investment Company Act..................  41
   Section 9.10      Continuing Liability of the Company.....  41
   Section 9.11      Lease or Financial Asset Defaults.......  41

ARTICLE X
ACCOUNTS ....................................................  41
   Section 10.01     Collection of Money.....................  41
   Section 10.02     Payment Account.........................  41
   Section 10.03     Sinking Fund Account....................  42
   Section 10.04     Final Balances..........................  42

ARTICLE XI
SUPPLEMENTAL INDENTURES......................................  42
   Section 11.01     Supplemental Indentures Without Consent
                     of Bondholders..........................  42
   Section 11.02     Supplemental Indentures With Consent
                     of Bondholders..........................  43
   Section 11.03     Execution of Supplemental Indentures....  44
   Section 11.04     Effect of Supplemental Indenture........  44
   Section 11.05     Reference in Bonds to Supplemental
                     Indentures..............................  44
   Section 11.06     Conformity with Trust Indenture Act.....
45

                       INDENTURE OF TRUST

         THIS INDENTURE OF TRUST, dated as of February __, 1997, (herein as amended or supplemented from time to time as permitted hereby, called this "Indenture"), between AeroCentury Fund IV, Inc.,a California corporation (herein, together with its permitted successors and assigns, called the "Company"), and First Security Bank, National Association, a national bank organized and existing under the laws of the United States of
America, as trustee (herein, together with its permitted successors in the trust hereunder, called the "Trustee").


                      PRELIMINARY STATEMENT

         The Company and Trustee desire to enter this Indenture of Trust (the "Indenture"), regarding the issuance of certain 10% Secured Promissory Notes (the "Bonds"). The Company duly authorized the execution and delivery of this Indenture to provide for the issuance of the Bonds.

         All covenants and agreements made by the Company herein are for the benefit and security of the Bondholders. The Company is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.


                         GRANTING CLAUSES

         All actions necessary to make this Indenture a valid agreement of the Company in accordance with its terms have been completed.

         The Company hereby Grants to the Trustee, for the exclusive benefit of the Bondholders, except as otherwise provided herein, a security interest in the Assets and all of the Company's right, title, and interest in and to any and all benefits accruing to the Company (but excluding any and all of its obligations) under (a) the Sinking Fund Account (including, but not limited to, all Eligible Investments made with the assets therein) and the Payment Account and (b) the proceeds thereof (including, but not by way of limitation, all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables, instruments, and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing).

         Such Grant is made, however, in trust, to secure the Bonds equally and ratably without prejudice, priority, or distinction, except as expressly provided in this Indenture, between any Bond and any other Bond by reason of difference in time of issuance or otherwise, and to secure (a) the payment of all amounts due on the Bonds in accordance with their terms, (b) the payment of all other sums payable under this Indenture, and
(c) compliance with the provisions of this Indenture, all as provided in this Indenture.

         The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein required of it.

                            ARTICLE I
        DEFINITIONS, INCORPORATION BY REFERENCE, AND OTHER
                PROVISIONS OF GENERAL APPLICATION

         Section 1.01 Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable to both the singular and plural forms of such terms.

         "Accounts" means all Payment and Sinking Fund Accounts established by the Company pursuant to the provisions hereunder.

         "Act" means the Securities Act of 1933, as amended.

         "Act of Bondholders" or "Act of Holders" has the meaning specified in Section 1.05.

         "Affiliate"  of a  specified  Person  means  any  Person
directly  or  indirectly  through  one  or  more   intermediaries
controlling, controlled by, or under common control with the Person specified.

         "Aggregate   Outstanding  Amount"  means  the  aggregate
principal amount of Bonds, as the context may require, that is Outstanding as of the date of determination.

         "Allowed Expenses" means expenses that may be paid by the Company out of its cash flow before application toward required payments due under the Bonds, consisting of the following expenses: indenture trustee fees, annual administrative costs, bond interest processing charges, bank charges, accounting expenses, audit expenses, tax return filings, annual compliance certificate expenses, operating expenses, appraisal fees and federal and state income taxes.

         "Assets" means the Company's rights, title, benefits, and interest in and to the Equipment and Financial Assets now owned or hereafter acquired by the Company, the Sinking Fund Account and the Payment Account, any security interests granted to the Company in connection or relating to acquisition of Equipment or Financial Assets, any collateral assignments of the Leases, and any Guarantees of Leases or obligation to the Company relating to Financial Assets.

         "Board of Directors" means either the Board of Directors of the Company or any duly authorized committee of that Board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Bondholder" or "Holder" means the Person in whose name a Bond is registered in the Bond Register.

         "Bond Register" means the register in which the names and addresses of the Holders of Bonds will be kept for all purposes described herein by the Bond Registrar.

         "Bond   Registrar"   means  the  Person  who  will  have
possession  of and will  maintain in current  condition  the Bond
Register. The original Bond Registrar will be the Trustee.

         "Bond" or "Bonds"  means any Bond or Bonds,  as the case
may  be,   authenticated,   issued,   and  delivered  under  this
Indenture.

         "Business Day" means any day other than a Saturday, a Sunday, or a day on which banks are authorized or required by law or executive order to be closed in either the State of California or the State of Utah.

         "Casualty" means any event which causes the Equipment in whole or in part to become unusable by the Lessee.

         "Closing" means such date or dates designated by the Company on which subscription funds from the sale of the Bonds shall be released from escrow and Bonds shall be executed, authenticated and delivered.

         "Code" means the Internal Revenue Code of 1986, as amended, and treasury regulations promulgated thereunder.

         "Commission"  means  the  United States  Securities  and
Exchange Commission.

         "Company" means AeroCentury Fund IV, Inc., a California corporation, until a successor Person shall have become the Company pursuant to the applicable provisions of this Indenture, and thereafter Company shall mean such successor Person.

         "Company Order" and "Company Request" means a written order or request signed in the name of the Company by its President or any Vice President, and delivered to the Trustee.

         "Corporate Trust Office" means the corporate trust office of the Trustee, currently located at 79 South Main Street, Salt Lake City, Utah 84111, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee.

         "Debt Service Amount" means, with respect to the next succeeding Payment Date, Special Payment Date, Redemption Date or
Maturity for the Bonds, the amount of principal and/or interest that will be due thereon at such date.

         "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         "Defaulted Lease" means any Lease for which an event of default thereunder has occurred and is continuing.

         "Defaulted Financial Asset" means any Financial Asset for which an event of default by the Obligor to the Company thereunder has occurred and is continuing.

         "Eligible Investments" means any and all of the following instruments:

         (a)  Direct   obligations  of,  and  obligations   fully
guaranteed by, the United States or any agency or instrumentality thereof whose obligations are backed by the full faith and credit of the United States;

         (b) (i) Demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any State thereof (including the Trustee or any agent or Affiliate of the Trustee acting in their respective commercial capacities) and subject to supervision and examination by federal and/or state banking authorities, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) have, at the time of such investment, an investment rating in one of the four highest rating categories for similar securities by either Standard and Poor's Corporation or Moody's Investors Service, Inc., and (ii) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

         (c) Repurchase agreements, fully collateralized by any security described in clause (a), above, with an entity that has, at the time of such investment, an investment rating in one of the four highest rating categories for similar securities by either Standard and Poor's Corporation or Moody's Investors Service, Inc. for such investments;

         (d) Securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof that have an investment rating in one of the four highest rating categories for similar securities by either Standard and Poor's Corporation or Moody's Investors Service, Inc. at the time of such investment or contractual commitment providing for such investment; and

         (e) Interests in any money market fund or trust the investments of which are principally restricted to obligations of the kinds specified in clauses (a) through (d) above.

         "Equipment" means equipment acquired by the Company from the Net Bond Proceeds from the sale of the Bonds.

         "Event of Default" has the meaning specified  in Section
5.01.

         "Fair Market Value" means the fair market value of an Asset, as appraised by an Independent appraiser.

         "Final Closing" means the date on which the final
Closing
of Bonds occurs.

         "Financial Assets" means the contractual rights or assignments relating to equipment, which rights or assignments are acquired by the Company to generate revenue for the Company, such as indebtedness secured by equipment, participation interests in such indebtedness, assignments of lessor rights under leases for equipment lease positions or rental streams.

         "Grant" means to grant, bargain, sell, warrant, alienate, demise, release, convey, assign, transfer, mortgage, pledge, create, and grant a security interest in and right of set-off against, deposit, set over, and confirm. A Grant of a security interest in, or a collateral assignment of, the rights, title, benefits, and interest in and to the Assets or of any other portion of the Trust Estate shall include all rights, powers, and options (but none of the obligations) of the Granting party thereunder, including without limitation the immediate and continuing right to claim, collect, receive, and receipt for payments in respect of the Assets, or any other payment due thereunder, to give and receive other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Guarantee"  or  "Guarantees"   means  the  personal  or
corporate guarantee or guarantees of any Person received by the Company in connection with any Lease or Financial Asset.

         "Indenture" or "this Indenture" means this instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended, or both, and shall include the forms and terms of the Bonds established hereunder. All references in this instrument to designated "Articles," "Sections," "subsections," and other subdivisions are to the designated Articles, Sections, subsections, and other subdivisions of this instrument as originally executed or if amended or supplemented, as so amended and supplemented. The words "herein," "hereof," "hereunder," and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, subsection, or other subdivision.

         "Independent" means, when used with respect to any specified Person, such a Person, who (a) is in fact independent of the Company and any other obligor upon the Bonds and any other Person with an ownership interest in the Trust Estate or in any Affiliate of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any such other obligor or any such other Person with such an ownership interest in the Trust Estate or in any Affiliate of any of the foregoing Persons, and (c) is not connected with the Company or any such other obligor or any such other Person with such an ownership interest in the Trust Estate as an officer, employee, promoter, underwriter, trustee, partner, director, or Person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by a Company Order and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

         "Initial Closing" means the first Closing with respect to
Bonds.

         "Interest" or "interest" means an amount of interest due on the Bonds on any Payment Date calculated at the Interest Rate.

         "Interest Rate" means the annual rate at which interest accrues on the Bonds, which rate shall be 10% simple interest.

         "Lease" or "Leases" means each lease or all leases of Equipment made to a Lessee by the Company or assigned or purchased by the Company in connection with an acquisition by the Company of Equipment underlying such lease.

         "Lessee" means a lessee of the Equipment.

         "Management   Agreement"  means  that certain Management
Agreement  between  JetFleet  Management  Corp.  ("JMC")  and the
Company whereunder JMC agrees to provide asset management and other services to the Company.

         "Maturity" or "Maturity Date" means, with respect to any Bond, the date on which the unpaid principal of such Bond becomes due and payable as therein or herein provided, whether at Stated
Maturity, by declaration of acceleration or otherwise.

         "Net Bond Proceeds" means, with respect to Bonds issued and sold at any Closing, the net proceeds received by the Company from the sale of such Bonds, after payment of selling commissions, fees, and other offering expenses. In any case where it shall be necessary to determine the amount of Net Bond Proceeds, the determination shall be made by the Company and, to the extent necessary, the Company may utilize estimates of the Company, its attorneys or accountants, or others with respect to the amount of fees and other offering expenses allocable to the sale of such Bonds.

         "Net Book Value" means, with respect to Assets, the net book value of such Assets as determined by the Company using generally accepted accounting principles.

         "Net Cash Flow" means cash funds of the Company provided from operations, without deduction for depreciation and other non-cash items, but after deducting cash funds used to pay all Allowed Expenses, debt payments, and capital improvements and replacements.

         "Net Resale Proceeds" means the proceeds realized by the Company from the sale of an Asset, including any insurance proceeds or lessee indemnity payments arising from the loss or destruction of such Asset, less all Company expenses in connection with such sale, and all liabilities of the Company with respect to such Asset.

         "Obligor" means the party obligated to make payment to the Company under a Financial Asset owned by the Company.

         "Officer's Certificate" means a certificate signed by the Chairman, the President, any Vice President, the Treasurer, or the Secretary of the Company or other Person delivering such certificate, and delivered to the Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of the Company.

         "Opinion of Counsel" means a written  opinion of counsel
who  may,  except  as  otherwise   expressly   provided  in  this
Indenture, be counsel for the Company.

         "Outstanding" means as of the date of determination, all
Bonds   theretofore   authenticated   and  delivered  under  this
Indenture except:

         (a) Bonds theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

         (b) Bonds or the portion thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Bondholders; provided, that, if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

         (c) Bonds in exchange for which other Bonds have been authenticated and delivered pursuant to this Indenture; and

         (d) Bonds alleged to have been destroyed, lost, or stolen for which replacement Bonds have been issued as provided for in Section 3.06, unless proof satisfactory to the Trustee is presented that any such Bonds are held by a Bondholder in due course in whose hands such Bonds are valid obligations of the Company;

provided, that for purposes of determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent, or waiver hereunder, Bonds owned by the Company or any other obligor upon the Bonds, any other Person with an ownership interest in the Trust Estate for such Bonds (other than an ownership interest arising solely from one's status as a Bondholder), or any Affiliate of any of the foregoing Persons, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Bonds that the Trustee actually knows to be so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Company or any other obligor upon the Bonds, any other Person with an ownership interest in the Trust Estate for such Bonds (other than an ownership interest arising solely from one's status as a Bondholder), or any Affiliate of any of the foregoing Persons.

         "Overdue Bond" means any Bond relative to which a payment of principal or Interest has not been paid or provided for when due and payable, as provided herein.

         "Paying Agent" means the Trustee or any other Person (including the Company) that is authorized by the Company to pay the principal of, or Interest on, any Bonds on behalf of the Company; provided that such other Person (if other than the Company) meets the eligibility standards for the Trustee specified herein.

         "Payment Account" means the account or accounts created and established pursuant to Section 10.02 hereof.

         "Payment Dates" means, so long as any Bonds are Outstanding, February 1, May 1, August 1, and November 1 of each year, or if such a date is not a Business Day, then the next immediately following Business Day, as set forth in Section 1.12.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, government, or any agency or political subdivision thereof.

         "Predecessor Bond" means, with respect to any particular Bond, every previous Bond evidencing all or a portion of the same debt as that evidenced by such Bond and, for the purpose of this definition, any Bond authenticated and delivered under Section
3.06 hereof in lieu of a lost, destroyed, or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed, or stolen Bond.

         "Proceedings" means any suit in equity, action at law, or other judicial or administrative proceeding.

         "Purchase Price" means the purchase price paid upon the purchase of an Asset, including the amount of all liens and mortgages on the Income Producing Asset, but excluding points and interest.

         "Redeem" has the meaning specified in Section 3.12; and the term "redemption" has a meaning correlative thereto.

         "Redemption Amount" means the amount of outstanding principal the Company will prepay on a Bond on a Redemption Date.

         "Redemption Date" means the date upon which the Company shall redeem principal under the Bonds as set forth in Sections
3.12 and 3.13.

         "Redemption Record Date" means, with respect to any particular redemption of Bonds, that date which is established by Board Resolution for the determination of those Holders to whom the redemption price is to be paid.

         "Regular  Record Date" means,  with respect to a Payment
Date, so long as any Bonds are Outstanding, the 15th day of the calendar month prior to the calendar month in which such Payment
Date falls.

         "Responsible   Officer"  means,   with  respect  to  the
Trustee, any officer of the Trustee assigned by it to administer corporate trust matters.

         "Sale" has the meaning specified in Section 5.18.

         "Security   Documents"  means  any  security  agreement,
pledge, collateral assignment, financing document, or other agreement or instrument to create or perfect a security interest for the benefit of the Trustee in the Equipment, the Financial Assets, and any other Assets of the Company.

         "Senior Acquisition Lien" means liens in all or a portion of an Asset acquired using only third party financing and the Company's own funds (excluding Bond proceeds), which lien secures the indebtedness of the Company to the third-party lender.

         "Sinking Fund Account" means the account or accounts created and established pursuant to Section 10.03 hereof.

         "Sinking Fund Trigger Date" means April 30, 2003.

         "Special Payment Date" means, with respect to any Overdue Bond, the day on which payments due on any Overdue Bond shall be paid pursuant to Section 3.07.

         "Special  Record Date" means with respect to any Special
Payment Date, the date as of which the Bondholders entitled to receive a payment on the Overdue Bonds are to be determined, as provided in Section 3.07 hereof.

         "Stated Maturity Date" or "Stated Maturity" means, with respect to any Bond, the date upon which all outstanding principal and interest due under the Bond is due and payable in full, which date shall be April 30, 2005, unless such date is extended by up to six months at the discretion of the Company as set forth in Section 3.02.

         "TIA" means the Trust Indenture Act of 1939, as in effect on the date of this Indenture.

         "Trust Estate" means the rights and interests Granted to the Trustee set forth in the Granting Clause of this Indenture, and all money (including, but not limited to, moneys collected or received by the Company in respect of obligations under the Leases and the Financial Assets which are for the benefit of the Bondholders), instruments, and other property that are subject to or intended to be subject to the lien of this Indenture for the benefit of the Bondholders at any particular time.

         "Trustee" means First Security Bank of Utah, National Association, a national bank organized and existing under the laws of the United States of America, in its capacity to serve as trustee, unless a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Person.

         "Uniform  Commercial Code" means the Uniform  Commercial
Code enacted by the State or States in which the Trust Estate or portions thereof are located, respectively.


         Section 1.02 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Indenture Securities" means the Bonds.

         "Indenture Security Holder" means a Holder or a Bondholder.

         "Indenture to be Qualified" means this Indenture of Trust.

         "Indenture Trustee" or "Institutional Trustee" means the
Trustee.

         Section 1.03 Compliance Certificate and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provisions of this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and, except as herein otherwise expressly provided, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (i) A statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (ii) A brief statement as to the nature and scope of the
examination  or  investigation   upon  which  the  statements  or
opinions contained in such certificate or opinion are based;

         (iii) A statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (iv) A statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 1.04 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give, or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Section 1.05      Acts of Bondholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver, or other action provided by this Indenture to be given or taken by Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by Bondholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Bondholders signing such instrument or instruments. Proof of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

         (c) The ownership of Bonds shall be proved by the Bond Register.

         (d)  Any  request,  demand,  authorization,   direction,
notice, consent, waiver, or other action by the Holder of any Bonds shall bind every future Holder of the same Bond and the Holder of every Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted, or suffered to be done by the Trustee, any Bond Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Bond.

         Section  1.06  Notices,  Etc.  to Trustee  and  Company.
Except as otherwise provided in this Indenture, any request, demand, authorization, direction, notice, consent, waiver, or Act of Bondholders or other documents provided or permitted by this Indenture to be made upon, given, or furnished to, or filed with:

         (a) The Trustee by any Bondholder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished, or filed in writing to or with a Responsible Officer of the Trustee at its Corporate Trust Office, Attention:
Corporate Trust Department; or

         (b) The Company by the Trustee or by any Bondholder shall be sufficient for every purpose hereunder (except as provided in Section 5.01(c)) if in writing and mailed, first-class, postage prepaid, to the Company addressed to it at 1440 Chapin Avenue, Suite 310, Burlingame, California 94010,
Attention: President, or at any other address previously furnished in writing to the Trustee by the Company.

         Section 1.07 Notices to Bondholders; Waiver. Where this Indenture provides for notice to Bondholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, to each Bondholder at his address as it appears on the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Bondholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Bondholder shall affect the sufficiency of such notice with respect to other Bondholders, and any notice which is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

         Where the Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Bondholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage, or similar activity, it shall be impractical to mail notice of any event to Bondholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice.

         Section  1.08 Effect of Headings  and Table of Contents.
The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 1.09 Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         Section 1.10 Separability. In case any provision in this Indenture or the Bonds shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 1.11 Benefits of Indenture. Nothing in this Indenture or in the Bonds, express or implied, shall give to any Person, other than the parties hereto, any Bond Registrar and any Paying Agent that may be appointed pursuant to the provisions hereof and any of their successors hereunder, and the Bondholders, any benefit or any legal or equitable right, remedy, or claim under this Indenture.

         Section 1.12 Legal Holidays. In any case where the date of any Payment Date, Special Payment Date, or Maturity shall not be a Business Day, then (notwithstanding any other provisions of the Bonds or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date and, assuming timely payments on such subsequent Business Day, no interest shall accrue for the period from and after any such nominal date.

         Section 1.13 Governing Law. This Indenture and each Bond shall be construed in accordance with and governed by the laws of the State of California applicable to agreements made and to be performed therein.

         Section  1.14  Counterparts.   This  instrument  may  be
executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 1.15 Corporate Obligation. No recourse may be taken, directly or indirectly, against any incorporator, subscriber to the capital stock, stockholder, officer, or director of the Company or of any predecessor or successor of the Company with respect to the Company's obligation on the Bonds or under this Indenture or any certificate or other writing delivered in connection herewith.

         Section 1.16 Inspection. The Company agrees that, on reasonable prior notice, it will permit any representative of the Trustee, during the Company's normal business hours, to examine all of the books of account, records, reports, and other papers of the Company, to make copies and extracts therefrom, to cause such books to be audited or reviewed by Independent certified public accountants selected by the Trustee, and to discuss the Company's affairs, finances, and accounts with the Company's officers, employees, and Independent certified public accountants

(and by this provision the Company hereby authorizes its accountants to discuss with such representative such affairs, finances, and accounts), all at such reasonable times and as often as may be reasonably requested. The Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder. Any out-of-pocket expenses incident to the reasonable exercise by the Trustee of any right under this Section shall be borne by the Company. The Trustee hereunder is under no obligation to examine any documents except as it may determine to do at its sole option.

         Section 1.17 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with a provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                            ARTICLE II
                            BOND FORM

         Section 2.01 Form Generally. The Bonds and the Trustee's certificates of authentication shall be in the form set forth in
Exhibit 2.01 attached hereto, which is hereby incorporated herein by reference, and the Bonds may have such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be determined by the officers executing such Bonds, as evidenced by their execution of the Bonds.

         The definitive Bonds shall be typed on safety paper, printed, lithographed, reproduced, or engraved, or produced by any combination of these methods (with or without steel engraved borders) or may be produced in any other manner as determined by the officers executing such Bonds, as evidenced by their execution of such Bonds.

                           ARTICLE III
                     THE BONDS AND THE ASSETS

         Section 3.01 Amount Of Indenture. The principal of and interest on the Bonds shall be payable at the office or agency of the Company maintained for such purpose pursuant to Section 9.02; provided, however, that principal and/or interest may be payable at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Bond Register. The aggregate principal amount of Bonds which may be authenticated and delivered and Outstanding under this Indenture is $10,000,000.

         Section 3.02 Denominations and Stated Maturity. Bonds will be issuable with a minimum denomination of $5,000 (except for IRAs, which the minimum shall be $2,000), and larger denominations of integral multiples of $1,000 (in each case expressed in terms of the principal amount thereof on the date of issuance). The Stated Maturity of the Bonds shall be April 30, 2005, unless the maturity date is extended in the sole discretion of the Company, by written notice to the Trustee on or before October 30, 2004, to a date that is no later than October 30, 2005.

         Section 3.03 Execution, Authentication, Delivery, and Dating. The Bonds shall be executed on behalf of the Company by its President or Vice President under its corporate seal, which may be in facsimile form and be imprinted or otherwise reproduced thereon, and attested by its Secretary or Assistant Secretary.

         Bonds bearing the signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication or delivery of such Bonds or did not hold such offices at the date of such Bonds.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Bonds executed by the Company together with a Company Order authorizing authentication thereof to the Trustee for authentication, and the Trustee shall authenticate and deliver such Bonds as in this Indenture provided and not otherwise.

         Each Bond shall be dated as of the date of its authentication.

         No Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Bond a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized officers, and such certificate upon such Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder.

         Section 3.04 Temporary Bonds. Pending the preparation of definitive Bonds, the Company may execute, and upon Company Order, the Trustee shall authenticate and deliver, temporary Bonds which are printed, lithographed, typewritten, mimeographed, or otherwise produced, in any denomination, substantially of the tenor of the definitive Bonds in lieu of which they are issued and with such variations as the officers executing such Bonds may determine, as evidenced by their execution of such Bonds.

         If temporary Bonds are issued, the Company shall cause definitive Bonds to be prepared without unreasonable delay. After the preparation of definitive Bonds, the temporary Bonds shall be exchangeable for definitive Bonds upon surrender of the temporary Bonds at the office or agency of the Company to be maintained as provided in Section 9.02, without charge to the Bondholder. Upon surrender for cancellation of any one or more temporary Bonds, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Bonds of any authorized denomination and of a like principal amount, Interest Rate and Stated Maturity. Until so exchanged, the temporary Bonds shall in all respects be entitled to the same benefits under this Indenture as definitive Bonds.

         Section 3.05 Registration, Registration of Transfer, and Exchange. The Company shall cause to be kept a Bond Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Bonds and the registration of transfers of Bonds. In no case shall there be more than one Bond Register. The Trustee is hereby appointed the initial "Bond Registrar" for the purpose of registering Bonds and transfers of Bonds as herein provided. The Trustee, in such capacity, shall not register the transfer of any Bond bearing a restrictive legend without first obtaining an Officer's Certificate (which need not comply with Section 1.03) that the terms of such restrictive legend have been complied with. Upon any resignation of any Bond Registrar, the Company shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Bond Registrar.

         If a person other than the Trustee is appointed by the Company as Bond Registrar, the Company will give the Trustee prompt written notice of the appointment of such Bond Registrar and of the location, and any change in the location, of the Bond Register, and the Trustee shall have the right to inspect the Bond Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Bond Registrar by an officer thereof as to the names and addresses of the Bondholders and the other information included therein. The Bond Registrar shall, at any time upon request of the Company, provide the Company with a copy of the Bond Register.

         Upon surrender for registration of transfer of any Bond at the office or agency of the Company to be maintained as provided in Section 9.02, and satisfaction of the other conditions to transfer required herein, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds, of any authorized denominations and of a like aggregate principal amount, and containing identical terms and provisions.

         At the option of the Bondholder, Bonds may be exchanged for other Bonds, of any authorized denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Bonds to be exchanged at such office or agency. Whenever any Bonds are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Bonds that the Bondholder making the exchange is entitled to receive.

        All Bonds issued upon any registration of transfer or exchange of Bonds shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Bonds surrendered upon such registration of transfer or exchange.

         Every Bond presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Bond Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Bond Registrar duly executed, by the Bondholder thereof or his attorney duly authorized in writing, with such signature guaranteed by a national bank or a commercial bank, or by a member firm of the New York Stock Exchange or the American Stock Exchange, and shall be accompanied by such other documents as the Company or Bond Registrar may reasonably require.

         A service charge of $10.00 shall be payable by a Bondholder for any registration of transfer or exchange of Bonds, and the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Bonds other than exchanges pursuant to Section 3.04 not involving any transfer. Neither the Company nor the Bond Registrar shall be required to make any such registration of transfer or exchange of Bonds during the period commencing 15 days immediately preceding the mailing of notice of redemption and ending at the close of business on the date of such redemption.

         Section 3.06 Mutilated, Destroyed, Lost, or Stolen Bonds. If (i) any mutilated Bond is surrendered to the Company, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss, or theft of any Bond, and
(ii) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save and hold each of them harmless, then, in the absence of a notice to the Company or the Trustee that such Bond has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost, or stolen Bond, a new Bond of like principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost, or stolen Bond shall have become or shall be about to become due and payable, instead of issuing a new Bond, the Company, in its discretion, may pay or cause to be paid such Bond without surrender thereof, except that any mutilated Bond shall be surrendered.

         Upon the issuance of any new Bond under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Bond issued pursuant to this Section in lieu of any destroyed, lost, or stolen Bond shall constitute an original, additional, contractual obligation of the Company, whether or not the destroyed, lost, or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

         The  provisions  of this Section are exclusive and shall
preclude  (to the extent  lawful) all other  rights and  remedies
with  respect  to  the   replacement  or  payment  of  mutilated,
destroyed, lost, or stolen Bonds.

         Section 3.07      Payments  of  Principal  and Interest;
Principal and Interest Rights Preserved.

         (a) Each Bond shall accrue interest in arrears from the date of its related Closing, at the interest rate set forth in the Bonds, until the principal thereof has been fully paid or made available for payment. Interest shall be payable quarterly on a Bond, on each Payment Date occurring after the related Closing until the principal thereof has been fully paid or made available for payment; provided, however, that the first payment of interest on any Bond originally issued after a Regular Record Date and on or before the immediately following Payment Date will be made on the next succeeding Payment Date to the Holder of such Bond on the Regular Record Date next preceding such date of payment. Payments of interest on any Payment Date shall be for the period from and including the next preceding Regular Record Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of such Closing, to but excluding the Regular Record Date with respect to such Payment Date.

         (b) All outstanding principal on the Bonds shall be made on the Stated Maturity Date. The payment of principal of any Bond at the Stated Maturity shall be payable only upon presentation and surrender of such Bond at or after the Stated Maturity thereof at the office or agency of the Company maintained by it for such purpose pursuant to Section 10.02 or at the office of any Paying Agent for the Bonds. All payments made on the Maturity Date shall be first applied to accrued but unpaid interest, then toward unpaid principal.

         (c) Any installment of principal or interest payable on any Bond that is punctually paid or duly provided for by the Company on the applicable Payment Date shall be paid to the Person in whose name such Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such Payment Date by check mailed to such Person's address as it appears in the Bond Register on such Regular Record Date, or to such other address as such Person shall have specified in writing for receipt of such payments.

         (d) If the principal of or interest on the Bonds due and payable on any Payment Date or the Stated Maturity shall not have been punctually paid or duly provided for when and as due and payable (any Bond on which such an amount due and payable has not been punctually paid or duly provided for being hereinafter referred to as an "Overdue Bond"), then interest on the amount not so punctually paid or duly provided for shall accrue from such Payment Date through the day immediately preceding the Special Payment Date on which such amount is paid, at the Interest Rate relating thereto (but only to the extent that payment of such interest shall be legally enforceable). Payments of interest on overdue payments of principal or interest, as well as payments of overdue payments of principal and interest, shall be made to the Person entitled thereto as provided below by check mailed to such Person's address as it appears in the Bond Register or to such other address as such Person shall have specified in writing for receipt of such payments. Amounts payable with respect to any Overdue Bond consisting of overdue installments of principal or interest, and any interest thereon, shall be payable (i) on any Special Payment Date to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Special Record Date (which shall be 15 days prior to the Special Payment Date) for such Special Payment Date, or (ii) at any other time in any other lawful manner if, after notice given by the Company to the Trustee of the proposed payment pursuant to this provision, such manner of payment shall be deemed practicable by the Trustee. The Company shall either mail or cause to be mailed notice of the Special Record Date and Special Payment Date, first-class, postage prepaid, to each Bondholder at his address as it appears in the Bond Register, not less than 10 days prior to such Special Record Date.

         (e) All computations of interest due with respect to any Bond shall be made on the basis of a 360-day year, consisting of twelve months of thirty (30) days each; provided, however, that the first interest payment due on any Bond issued on a day other than the first day of a calendar quarter shall be prorated to reflect the portion of the calendar quarter for which such interest accrues from the time of issuance of the Bond to the end of the calendar quarter.

         (f) Notwithstanding any of the foregoing provisions with respect to payments of principal or any interest on the Bonds, if the Bonds have become or been declared due and payable following an Event of Default and such acceleration of maturity and its consequences have not been rescinded and annulled and the provisions of Section 5.05 are not applicable, then payments of principal and interest on such Bonds shall be made in accordance with Section 5.08.

         Section  3.08  Persons  Deemed  Owners.   Prior  to  due
presentment for registration of transfer of any Bond, the Company, the Trustee, and any agent of the Company or the Trustee may conclusively treat the Person in whose name any Bond is registered as the owner of such Bond for the purpose of receiving payments of principal of and interest on such Bond (subject to Section 3.07) and for all other purposes whatsoever, whether or not such Bond be overdue, and neither the Company, the Trustee, nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         Section 3.09 Cancellation. All Bonds surrendered to the Trustee for payment, redemption, registration of transfer, or exchange (including Bonds surrendered to any Person other than the Trustee which shall be delivered to the Trustee) shall be promptly canceled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Bonds previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly canceled by the Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section except as expressly permitted by this Indenture. All canceled Bonds held by the Trustee shall be held by the Trustee in accordance with its standard retention policy, and upon destruction of canceled Bonds a certificate evidencing such destruction shall be sent to the Company.

         Section  3.10  Covenants  as  to  Leases  and  Financial
Assets.  With  respect to each of the  Equipment,  the  Financial
Assets and Leases, the Company covenants to the Trustee as follows:

         (a) Within thirty (30) days of the date of acquisition of Equipment or Financial Assets, as the case may be, the Company will Grant to the Trustee a valid and enforceable collateral assignment of any Lease for such Equipment, and a valid and enforceable lien on and security interest in the Equipment or Financial Asset, as the case may be, and such lien and security interest or collateral assignment will be duly perfected and, except as otherwise provided herein, will be prior to all other liens upon, security interests in, and collateral assignments of such Equipment, Financial Assets and Leases, except for Senior Acquisition Liens.

         (b) As of the date of acquisition, execution, and Grant, the Company will have good indefeasible title to and will be the sole owner of such Equipment, Financial Assets or Leases free of liens, encumbrances, and rights of others, except for (i) the lien of this Indenture; (ii) any subordinated liens on Equipment;
(iii) landlord liens under state laws; (iv) Senior Acquisition Liens and (v) rights of Lessees under Leases.

         (c) As of the date of the execution of a Lease or a Financial Asset, there will be no right of rescission, offset, defense, or counterclaim to the obligation of the obligor thereunder to pay the unpaid payments due under such Lease or Financial Asset; the operation of the terms of such Lease or Financial Asset or the exercise of any right thereunder will not render such Lease or Financial Asset unenforceable in whole or in part or subject to any right of rescission, offset, defense, or counterclaim, and no such right of rescission, offset, defense, or counterclaim shall have been asserted.

         (d) As of the date of acquisition of any Equipment, there will not be any liens or claims affecting the Equipment which are or may become a lien prior to or equal with the security interest granted to the Trustee in such Equipment except for landlord liens under state laws, which liens may have priority over the liens and security interests granted to the Trustee, and except for Senior Acquisition Liens.

         (e) As of the date of its execution, each Lease or Financial Asset will be a legal, valid, and binding obligation of the obligor thereunder and will be enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by general equity principles, and all parties to such Lease or Financial Asset will have full legal capacity to execute such Lease or Financial Asset and all other documents related thereto, and the terms of such Lease or Financial Asset will not have been waived or modified in any respect.

         (f)  Each  Lease  or  Financial   Asset  shall   contain
customary and enforceable provisions such as to render the rights and remedies of the Company adequate for the realization against the collateral of the benefits of the security.

         Section 3.11      General Obligations.  The Bonds  are a
general obligation of the Company and the Company shall be obligated to pay the Bonds from any of its assets to the extent provided herein.

         No covenant or agreement contained in any Bond or this Indenture shall be deemed to be a covenant or agreement of any shareholder, director, officer, agent, or employee of the Company in his individual capacity, and neither the directors of the Company nor any officer or employee thereof executing the Bonds shall be liable personally on any Bond or be subject to any personal liability or accountability by reason of the issuance of such Bonds.

         Section 3.12 Redemption. The Bonds are not redeemable at the option of the Holders. The Company, at its option, may repay to all Bondholders on a pro-rata basis, based on outstanding principal, all or a portion of the outstanding principal of ("redeem") Bonds at any time after April 30, 2000.

         Section 3.13      Notice by Company; Redemption Amount.

         (a) Any optional redemption election, the amount of any optional redemption, the Redemption Date for any optional redemption, and the Redemption Record Date with respect to any redemption (whether optional or mandatory), shall be authorized and established by a Board Resolution, a copy of which shall be delivered to the Trustee not less than 60 days prior to the Redemption Date. At least sixty (60) days before the Redemption Date, the Company shall mail a notice of redemption ("Redemption Notice") by first-class mail to each Bondholder, with a copy thereto to the Trustee.

         (b) The notice shall identify the Bonds to be redeemed and shall state:

               (1)  The Redemption Date;

               (2)  The aggregate amount of the Bonds to be
redeemed by the Company;

               (3)  The name and address of the Paying Agent;

               (4)  That the Bonds must be delivered to the
Paying Agent at the address stated in the notice for the Holder to receive the Redemption Amount; and

               (5) That interest on the portion of the Bonds to be redeemed ceases to accrue on and after the Redemption Date.

         (c) At the Company's request, upon thirty (30) days prior written notice, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Failure to give notice of redemption, or any defect therein, to any Bondholder shall not impair or affect the validity of the redemption of any Bond.

         (d) Within thirty (30) days before the proposed Redemption Date, each Bondholder must then notify the Company of the amount of principal of the Bond, if any, he or she desires to redeem. If the amount of principal that the Company desires to prepay is sufficient to cover all of the prepayment requests, then the requests will be honored in full. If, however, the requested prepayments exceed the Company's desired prepayment amount, requesting Bondholders will receive prepayments on a pro-rata basis, based upon the amount requested to be prepaid by each Bondholder. If the amount the Company wishes to prepay exceeds the aggregate prepayment requests, then all Bonds for which prepayment has been requested shall be repaid in full, and any excess prepayment funds will be used to prepay all other Bonds not presented for payment on a pro-rata basis, based upon the outstanding principal of such Bonds.

         Section  3.14  Interest  Rate.  From the issuance of the
Bond at the Closing until the maturity date, each Bond will bear interest, calculated quarterly, at the rate of 10% simple interest per annum.

         Section 3.15 Usury. The Company agrees to the effective rate of interest under the Bonds, which is the rate stated in
Section 3.14 above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid in connection with the Bonds and the loans evidenced by the Bonds. In no event shall the aggregate interest amount under a Bond exceed the maximum allowed by applicable law. In the event that the aggregate interest amount is held by a court of competent jurisdiction to exceed the amount allowed by applicable law, the aggregate interest amount under a Bond shall be that amount which is equal to, but not in excess of, the maximum amount allowable by applicable law. Further, the Company covenants not to insist upon, or plead, or in any manner whatsoever claim, and to resist any and all efforts to compel the Company to claim, the benefit or the advantage of usury law against the Bondholder in connection with any claim, action or proceeding which may be brought by the Bondholder in order to enforce any right or remedy under this Agreement.

                            ARTICLE IV
        SATISFACTION AND DISCHARGE; RELEASE OF COLLATERAL

         Section 4.01 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Bonds, and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and shall pay, assign, transfer, and deliver to the Company or upon Company Order all cash, securities, and other property held by it as part of the Trust Estate securing the Bonds (except for amounts required to pay and discharge the entire indebtedness on the Bonds), when
         (a)      Either

                  (i) All Bonds theretofore authenticated and delivered (other than (1) Bonds which have been destroyed, lost, or stolen and which have been replaced as provided in Section 3.06, and (2) Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.03) have been delivered to the Trustee for cancellation; or

                  (ii)     All Bonds not theretofore delivered to
the Trustee for cancellation

                           (A)      Have become due and payable,
or

                           (B)      Will become due and payable
at
 their Stated Maturity within six months, or

                           (C)      Are to be called for
redemption
within six months under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company has irrevocably deposited or caused to be deposited with the Trustee in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness on such Bonds not theretofore delivered to the Trustee for cancellation;

         (b) The Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Bonds; and

         (c) The Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Bonds have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture with respect to the Bonds, the Company's obligations in Sections 3.05 and 6.07, the Trustee's obligations in Section 4.02, and the rights and immunities of the Trustee under this Indenture shall survive.

         Section 4.02 Application of Trust Money. All moneys deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it in accordance with the provisions of the Bonds and this Indenture to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), as the Trustee may determine to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required herein or to the extent required by law.

         Section 4.03 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent other than the Trustee under the provisions of the Indenture with respect to such Bonds shall, upon demand of the Company or the Trustee, be paid to the Trustee to be held and applied according to Section
4.02 hereof and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

         Section 4.04      Release of Collateral.

         (a) The lien on and security interest in the Equipment or a Financial Asset or a collateral assignment of a Lease relating to such Asset, any related Guarantee, and any other part of the Trust Estate related to such Asset, shall be released from the lien of this Indenture by the Trustee if there is to be substituted for such Lease or Financial Asset (and related Equipment) a new Lease or Financial Asset (and related Equipment, if applicable) with a Fair Market Value equal to or greater than the Net Book Value of the released Asset.

         (b) The lien on and security interest in any Equipment subject to a Lease shall be released from the lien of this Indenture by the Trustee if there is to be substituted for such Equipment new Equipment under the same Lease with a Fair Market Value equal to or greater than the Net Book Value of the replaced Equipment.

         (c) To the extent required by TIA Sections 314(c) and 314(d), in connection with any release of collateral pursuant to this Section 4.04, the Company shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the release, or release and substitution, of collateral have been complied with, together with a certificate of an engineer, appraiser or other expert in conformity with TIA Section 314(d).

         (d) The Trustee hereby agrees to promptly execute and file proper instruments acknowledging and effecting the releases provided by subsections (a), (b) and (c), above, upon request by, and at the expense of, the Company.

         (e) Notwithstanding anything to the contrary contained in this Indenture, the Company may sell or otherwise dispose of an Asset upon which the lien of this Indenture shall be released, and the Trustee shall release such Asset from the lien of this Indenture, upon request of the Company, if, and only if, either:
(i) the Trustee receives an Officer's Certificate of the Company representing that all Net Resale Proceeds received in respect of such Asset will be received by the Company and that the Company will only use such funds in one or more of the following manners, or a combination thereof: (1) to immediately make a deposit into the Sinking Fund Account or Payment Account (in the case of the proceeds funding a redemption), (2) within ninety (90) days after closing of the sale, to acquire for the Trust Estate additional Assets, and/or (3) to place such funds in a segregated account maintained with the Trustee and held as part of the Trust Estate, which funds may only be reinvested in additional Assets, provided such purchase occurs before May 1, 2003; or (ii) the Trustee requires the Company to sell such Asset in order to cure an interest payment default pursuant to Section 5.20.

                            ARTICLE V
                        DEFAULTS; REMEDIES

         Section 5.01 Events of Default. "Event of Default" wherever used herein means any one of the following events (whatever the reason for such Event of Default and without regard to whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body):

         (a) Default in the payment of any interest upon any Bond when the same becomes due and payable under the provisions of this Indenture, and continuance of such default for a period of ninety (90) days; or

         (b) Default in the payment of the principal of any Bond when the same becomes due and payable under the provisions of this Indenture and continuance of such default for a period of sixty (60) days; or

         (c) Breach of or default in the performance of any covenant or agreement of the Company in this Indenture or in the Security Documents (other than a covenant or agreement a breach of which or default in the performance of which is elsewhere in this Section 5.01 specifically dealt with) or if any representation or warranty of the Company made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith, including the Security Documents, shall prove to be incorrect in any material respect as of the time when the same shall have been made, and continuance of such breach or default for a period of thirty (30) days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% of the Aggregate Outstanding Amount of the Bonds, a written notice specifying such breach or default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (d) The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company in any involuntary case under any applicable federal or state bankruptcy, insolvency, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days; or

         (e) The commencement by the Company of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Company to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by the Company of any general assignment for the benefit of creditors or the general failure by the Company to pay its debts as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

         (f) Any writ of execution, attachment, or garnishment or any lien, judgment, or other legal process issued against any collateral described in this Indenture or in any of the Security Documents shall remain unvacated, unbonded, or unstayed for a period of sixty (60) days, or in any event no later than five (5) days prior to the date of any proposed sale thereunder; or

         (g)  The  Company  shall   disaffirm   the   obligations
represented by the Bonds, or the Bonds shall be declared unenforceable or defective by any court or other tribunal.

         Section 5.02 Acceleration of Stated Maturity; Rescission and Annulment. Subject to Section 5.20, if an Event of Default occurs and is continuing with respect to the Bonds, then and in every such case, the Trustee or the Holders of not less than 25% of the Aggregate Outstanding Amount of the Bonds may declare the principal and all accrued but unpaid interest owed under all the Bonds to be immediately due and payable, by a notice in writing to the Company (and to the Trustee if given by Bondholders), and upon any such declaration such Bonds shall become immediately due and payable.

         At any time after such a declaration of acceleration has been made, but before any Sale of the Trust Estate has been made or a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of 75% of the Aggregate Outstanding Amount of the Bonds, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

         (a) The Company has paid or deposited with the Trustee a sum sufficient to pay:

                  (i) All overdue installments on all Bonds and all other amounts that would be due hereunder or upon such Bonds if the Event of Default giving rise to such acceleration had not occurred; and

                  (ii)     To the extent  that  payment  of such
interest  is  lawful,   interest  upon  overdue  installments  of
principal and interest on the Bonds; and

                  (iii) All sums paid or advanced by the Trustee hereunder and fees, expenses, disbursements, and advances of the Trustee, its agents and counsel; and

         (b) All Events of Default with respect to Bonds, other than the nonpayment of the principal of Bonds that has become due solely by such acceleration, have been cured or waived as provided in Section 5.15.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

         Section 5.03  Collection of  Indebtedness  and Suits for
Enforcement by Trustee. Subject to Section 5.20, the Company covenants that if:

         (a) Default is made in the payment of any interest upon any Bond when the same becomes due and payable under the provisions of this Indenture, and continuance of such default for a period of ninety (90) days; or

         (b) Default is made in the payment of the principal of any Bond when the same becomes due and payable under the provisions of this Indenture and continuance of such default for a period of sixty (60) days; or

the Company shall, upon demand of the Trustee, promptly pay to it, for the benefit of the Holders of all Bonds, (i) the Aggregate Outstanding Amount due and payable on all Bonds, (ii) accrued interest on such Bonds at the Interest Rate to the date of payment to the Bondholders, (iii) in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, fees, disbursements, and advances of the Trustee, its agents, and counsel.

         Until such demand is made by the Trustee, the Company may pay, or cause to be paid the principal of and interest on the Bonds to the registered Bondholders, whether or not such payments are overdue.

         If the Company shall fail to pay forthwith such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce such judgment or final decree against the Company or any other obligor upon such Bonds and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Bonds, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Bondholders by such appropriate Proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

         Section 5.04 Remedies. If an Event of Default shall have occurred and be continuing, the Trustee may do one or more of the following:

         (a) Institute Proceedings for the collection of all amounts then due and payable on the Bonds or under this Indenture with respect thereto whether by declaration or otherwise, enforce any judgment obtained, and collect from the Trust Estate and from the Company moneys adjudged due;

         (b) Sell the portion of the Trust Estate collateralizing the Bonds, or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

         (c) Institute Proceedings from time to time for the complete or partial foreclosure of this Indenture or any Security
Documents with respect to the portion of the Trust Estate collateralizing the Bonds; and

         (d) Exercise any remedies of a secured party under the Uniform Commercial Code (including retaining and re-leasing the Equipment which constitutes collateral for the Bonds or keeping all Leases relative thereto not in default in place) and take any other appropriate action to protect and enforce the rights and remedies of the Trustee or the Bondholders hereunder.

         Section 5.05 Optional Preservation of Trust Estate. If the Bonds have been declared to be due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee may take possession of the portion of the Trust Estate collateralizing the Bonds, but is not obligated to do so, and, so long as the Trustee determines that the portion of the Trust Estate collateralizing the Bonds will continue to provide sufficient funds for the payment of principal of and interest on the Bonds as they would have become due if there had not been such a declaration or the Trustee determines that the portion of the Trust Estate collateralizing the Bonds would maximize funds for the payment of principal of and interest on the Bonds, retain the Trust Estate intact for the benefit of the Bondholders and apply all distributions received on the Trust Estate to the payment of principal of and interest on the Bonds as if there had not been such a declaration. In such case, the Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm and/or accountants acceptable to the Trustee as to the feasibility of such proposed action and as to the value of the Trust Estate, which opinion shall be conclusive evidence as to such value in any Proceeding seeking to recover a deficiency from the Company.

         Section 5.06 Trustee May File Proofs of Claim. In case there shall be pending Proceedings relative to the Company or any other obligor upon the Bonds or any Person having or claiming an ownership interest in the Trust Estate, under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency, or other similar law, or in case a receiver, assignee, or trustee in bankruptcy or reorganization, liquidator, sequestrator, or similar official shall have been appointed for or taken possession of the Company or its property or taken possession of such other obligor or its property, or in case of any other comparable judicial proceedings relative to the Company or other obligor upon the Bonds, or to the creditors or property of the Company or such other obligor, the Trustee (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or such other obligor for the payment of overdue principal or interest) shall be entitled and empowered to intervene in such Proceedings or otherwise:

         (a) To file and prove a claim or claims for the whole amount of principal and interest (owing and unpaid) in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation to the Trustee, each predecessor Trustee, and their respective agents, attorneys, and counsel and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of gross negligence or bad faith) and of the Bondholders allowed in any Proceedings relative to the Company or other obligor upon such Bonds, or to the creditors or property of the Company or such other obligor;

         (b) Unless prohibited by applicable law and regulations, to vote on behalf of the Bondholders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation, or other bankruptcy or insolvency Proceedings or Person performing similar functions in comparable Proceedings; and

         (c) To collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Bondholders and of the Trustee on their behalf; and any trustee, receiver, liquidator, custodian, or other similar official is hereby authorized by each of such Bondholders to make payments to the Trustee, and in the event that the Trustee shall consent to the making of payments directly to such Bondholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee, and their respective agents, attorneys, and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of gross negligence or bad faith.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment, or composition affecting the Bonds or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Bondholder in any such Proceeding except to vote, as allowed by this Section, in the election of a trustee or Person performing similar functions.

         Section 5.07 Trustee May Enforce Claims Without Possession of Bonds. All rights of action and of asserting claims under this Indenture or the Bonds may be prosecuted and enforced by the Trustee without the possession of any of the Bonds or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, subject to the payment of the reasonable compensation, expenses, disbursements, and advances of the Trustee, each predecessor Trustee, and their respective agents and counsel, be for the ratable benefit of the Bondholders.

         In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all of the Bondholders, and it shall not be necessary to make any Bondholder party to any such proceedings.

         Section 5.08 Application of Money Collected. Any money collected by the Trustee pursuant to this Article or otherwise and any other moneys that may then be held or thereafter received by the Trustee as security for the Bonds shall be applied, to the extent permitted by applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Bonds and stamping (or otherwise noting) thereon the payment, or issuing Bonds in reduced principal amounts in exchange for the presented Bonds if only partially paid, or upon surrender thereof if fully paid:

         First: To the payment of all amounts due the Trustee under Section 6.07;

         Second: To the payment of all amounts of interest then due and unpaid upon the Bonds, interest on the Aggregate Outstanding Amount of the Bonds to the date of payment thereof at the Interest Rate, or at such lower rate at which payment of such interest shall be legally enforceable, all such amounts to be paid ratably among the Bonds, and without preference or priority of any kind;

         Third: To the payment of any amounts then due and unpaid upon the Aggregate Outstanding Amount of the Bonds for principal, ratably among the Bonds, without preference or priority of any kind;

         Fourth: To the payment to the Company or any other
Person
legally entitled thereto of any surplus.

         Section 5.09 Limitation on Suits. No Bondholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

         (a) Such Bondholder has previously given written notice to the Trustee of a continuing Event of Default;

         (b)  The  Holders  of not  less  than  25% in  Aggregate
Outstanding Amount of the Bonds shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (c) Such Bondholder or Bondholders have provided to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses, and liabilities to be incurred in compliance with such request;

         (d) The Trustee for sixty (60) days after its receipt of such notice, request, and provision of indemnity has failed to institute any such Proceeding; and

         (e) No direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of more than 50% of the Aggregate Outstanding Amount of the Bonds;

it being understood and intended that no one or more Bondholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other Bondholders or to obtain or to seek to obtain priority or preference over any other Bondholders or to enforce any right under this Indenture, except in the manner provided herein or in the Bonds and for the equal and ratable benefit of all the Bondholders.

         In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Bondholders, each representing 50% or less of the Aggregate Outstanding Amount, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

         Section 5.10 Nonimpairment of Bondholders' Rights. Notwithstanding any other provisions of this Indenture, the right of any Holder to receive payment of the principal of and interest on any Bond, on or after the respective due dates thereof, or to institute suit for the enforcement of any such payment on or after the due date thereof shall not be impaired or affected without the consent of such Holder; provided that no such Holder shall have the right to institute any such suit if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of the lien of this Indenture upon any property subject to such lien.

         Section 5.11 Restoration of Rights and Remedies. If the Trustee or any Bondholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Bondholder, then and in every such case the Company, the Trustee, and the Bondholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Bondholders shall continue as though no such Proceeding had been instituted.

         Section 5.12 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.13 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Bondholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Bondholders may be exercised from time to time, and as often as may be deemed expedient by the Trustee or by the Bondholders, as the case may be.

         Section 5.14 Control by Bondholders. The Holders of more than 50% of the Aggregate Outstanding Amount of the Bonds shall have the right to direct the time, method, and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Bonds; provided that:

         (a) Such direction shall not be in conflict with any rule of law or with any provision of this Indenture;

        (b)  Such   Bondholders  have  provided  to  the  Trustee
security or indemnity satisfactory to the Trustee against costs, expenses, and liabilities which it might incur in connection therewith as provided in Section 6.03(e);

         (c) If the conditions to retention of the Trust Estate set forth in Section 5.05 hereof have been satisfied and the Trustee elects to retain such Trust Estate pursuant to such Section, then any direction to the Trustee by Bondholders representing less than 100% of the Aggregate Outstanding Amount of the Bonds to undertake a Sale of the Trust Estate shall be of no force and effect; and

         (d) The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; provided, however, that, subject to Section 6.01, the Trustee need not take any action which it determines might involve it in personal liability or be unjustly prejudicial to the Holders of the Bonds not consenting.

         Section 5.15 Waiver of Past Defaults. The Holders of more than 50% of the Aggregate Outstanding Amount of the Bonds may, on behalf of the Bondholders, waive any past Default hereunder and its consequences, except a Default:

         (a) In the payment of the principal of or interest on any Bond that constitutes an Event of Default; or

         (b) In respect of a covenant or provision hereof that cannot be modified or amended without the consent of all the Bondholders.

         Upon any such waiver, such Default and any Event of Default arising therefrom shall cease to exist and shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         Section 5.16 Undertaking for Costs. All parties to this Indenture agree, and each Bondholder by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action, taken, suffered, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Bondholder, or group of Bondholders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Bonds (except in the case of any suit against the Trustee), or to any suit instituted by any Bondholder for the enforcement of the payment of the principal of or interest on any Bond on or after Maturity.

         Section 5.17 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay, or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 5.18      Sale of Trust Estate.

         (a) The power to effect any sale (a "Sale") of any portion of the Trust Estate securing the Bonds pursuant to
Section 5.04 shall not be exhausted by any one or more Sales as to any portion of such Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Bonds and under this Indenture with respect thereto shall have been paid. The Trustee may from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided, however, that such waiver shall not affect the Trustee's right to receive reasonable compensation, as set forth in Section 6.07, for the providing by the Trustee of ordinary services as Trustee under this Indenture.

         (b) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Company to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any moneys.

         Section 5.19 Action on Bonds. The Trustee's right to seek and recover judgment on the Bonds or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Bondholders shall be impaired by the recovery of any judgment by the Trustee against the Company or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Company.

                            ARTICLE VI
                           THE TRUSTEE

         Section 6.01      Certain Duties and Responsibilities.

         (a) Except during the continuance of an Event of Default,

                  (i) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

         (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

                  (i)      This subsection shall not be construed
to limit the effect of subsection (a) of this Section;

                  (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of more than 50% of the Aggregate Outstanding Amount relating to a Default on all of the Bonds or the Aggregate Outstanding Amount of the Bonds relating to the time, method, and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture in accordance with the terms of this Indenture; and

                  (iv) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it.

         (d) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Section 5.01(c), 5.01(d), 5.01(e), 5.01(f), or 5.01(g) unless written notice of any event that is in fact such a Default or an Event of Default is received by the Trustee at the Corporate Trust Office and such notice refers to the Company, the Bonds, the Trust Estate, or this Indenture.

         (e) Notwithstanding the extinguishment of all right, title, and interest of the Company or any other Person having an ownership interest in the Trust Estate, in and to the Trust Estate following an Event of Default and a consequent declaration of acceleration of the Maturity of the Bonds, whether such extinguishment occurs through a Sale of the Trust Estate to another Person, the acquisition of the Trust Estate by the Trustee or otherwise, the rights, powers, and duties of the Trustee with respect to the Trust Estate (or the proceeds thereof) and the Bondholders and the rights of Bondholders shall continue to be governed by the terms of this Indenture.

         (f) The permissive right of the Trustee to take actions enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its own gross negligence or willful misconduct.

         (g) The Trustee shall be under no obligation to institute any suit, or to take any remedial Proceeding under this Indenture, or to enter any appearance or in any way defend in any suit in which it may be made defendant, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be either secured or indemnified to its satisfaction against any and all costs and expenses, outlays, and counsel fees and other reasonable disbursements and against all liability, except liability which is adjudicated to have resulted from its gross negligence or willful misconduct, in connection with any action so taken; the Trustee may, nevertheless, begin suit, or appear in or defend suit, or do anything else in its judgment proper to be done by it as such Trustee without indemnity, and in such case the Company shall reimburse the Trustee for all reasonable costs and expenses, outlays, and counsel fees and other reasonable disbursements incurred in connection therewith.

         (h) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         (i) The Trustee shall, not later than the 15th day of each month preceding a Payment Date, provide a statement to the Company of the balances, as of such date, in the Payment Account, and the value of all Eligible Investments made with funds in the Sinking Fund Account, if any, which statement shall list separately each such account balance and value. For purposes of the foregoing, the Eligible Investments shall be valued at their face value, without regard to interest or other income earned thereon or anticipated to be earned thereon.

         Section 6.02 Notice of Default. Within 90 days after the occurrence of any Default known to the Trustee, the Trustee shall transmit by first-class mail to all Bondholders to which such Default relates, as their names and addresses appear on the Bond Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, that, except in the case of a Default in the payment of principal of or interest on any Bond, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Bondholders; and provided, further, that in the case of any Default of the character specified in Section 5.01(c) no such notice to Bondholders shall be given until at least 30 days after the occurrence thereof.

         Section 6.03      Certain Rights of Trustee.   Except as
otherwise provided in Section 6.01:

         (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, or other obligation, paper, or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (c) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering, or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

         (d) As a condition to the taking, suffering, or omitting of any action by it hereunder, the Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon;

         (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to honor the request or direction of any of the Bondholders pursuant to this Indenture, unless such Bondholders shall have provided to the Trustee security or indemnity satisfactory to it against the costs, expenses, and liabilities which might be incurred by it in compliance with such request or direction;

         (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, Bond, note or other obligation, paper, or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records, and premises of the Company, personally or by agent or attorney; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder;

         (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

         Section 6.04 Not Responsible for Recitals or Issuance of Bonds. The recitals contained herein and in the Bonds, except the Certificate of Authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or condition of the Trust Estate or any part thereof, or as to the title of the Company thereto or as to the security afforded thereby or hereby, or as to the validity or genuineness of any securities at any time pledged and deposited with the Trustee hereunder, or as to the validity or sufficiency of this Indenture or of the Bonds. The Trustee shall not be accountable for the use or application by the Company of Bonds or the proceeds thereof or of any money paid to the Company or upon Company Order under any provisions hereof.

         Except as otherwise expressly provided herein and without limiting the generality of the foregoing, the Trustee shall have no responsibility or liability for or with respect to the existence or validity of any Asset or Lease, the perfection of any security interest (whether as of the date hereof or at any future time), the maintenance of or the taking of any action to maintain such perfection, the validity of the assignment of any portion of the Trust Estate to the Trustee or of any intervening assignment, the review of any Asset or Lease (it being understood that the Trustee has not reviewed and does not intend to review the substance or form of any such Asset or Lease), the receipt by it or the Company of any Asset or Lease, the performance or enforcement of any Asset or Lease, the compliance by the Company with any covenant or the breach by the Company of any warranty or representation made hereunder or in any related document or the accuracy of any such warranty or representation, any investment of moneys in the Payment Account or the Sinking Fund Account, or any loss resulting therefrom (provided such moneys have been invested in accordance with Sections 10.02 and 10.03), the acts or omissions of the Company or of any servicer of the Leases, any action of any such servicer taken in the name of the Trustee, or the validity of any servicing agreement.

         The Trustee shall not have any obligation or liability under any Asset by reason of or arising out of this Indenture or the granting of a security interest in such Asset hereunder or the receipt by the Trustee of any payment relating to any Asset pursuant hereto, nor shall the Trustee be required or obligated in any manner to perform or fulfill any of the obligations of the Company under or pursuant to any Asset, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it, or the sufficiency of any performance by any party, under any Asset.

         Section 6.05 May Hold Bonds. The Trustee, any Paying Agent, Bond Registrar, or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Bonds, and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Bond Registrar, or such other agent.

         Section 6.06 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required herein or required by law. The Trustee shall be under no liability for interest which is not actually received on any money received by it hereunder except as otherwise agreed with the Company and except to the extent of income or gain on investments which are obligations of the Trustee, and income or other gain actually received by the Trustee on investments which are obligations of others.

         Section 6.07  Compensation and Reimbursement to Trustee.

         (a)      The Company agrees:

                  (i) To promptly pay the Trustee, on demand, from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (ii) Except as expressly provided in any Security Documents or otherwise herein, to promptly reimburse the Trustee, on demand, upon its prior written request, for all reasonable and customary expenses, disbursements, and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents), except any such expense, disbursement, or advance as may be attributable to its gross negligence or willful misconduct; and

                  (iii) To indemnify the Trustee for, and to hold it harmless against, any loss, liability, or expense arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, other than any claim or liability arising from gross negligence or willful misconduct on the part of the Trustee.

         (b) As security for the payment obligations of the Company pursuant to the foregoing provisions of this Section 6.07, the Company hereby Grants to the Trustee a lien ranking at all times senior to the lien of the Bonds upon all property and funds held or collected as part of the Trust Estate by the Trustee in its capacity as such; provided, however, that such lien shall in no event extend to property and funds held in trust for the payment of principal of or interest on any Bonds pursuant to Section 4.01(a)(ii).

         (c) Nothing in this Section 6.07 shall be construed to limit the exercise by the Trustee of any right or remedy permitted under the Indenture or otherwise in the event of the Company's failure to pay the amounts due the Trustee pursuant to this Section 6.07.

         (d) The obligations of the Company under Section 6.07(a) shall survive any resignation or removal of the Trustee pursuant to Section 6.09 hereof.

         Section 6.08 Eligibility; Disqualification. This Indenture shall always have a Trustee with respect to the Bonds who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least twenty million dollars ($20,000,000) as set forth in its most recent published annual report of condition. The Trustee is subject to TIA Section 310(b).

         Section 6.09     Resignation and Removal; Appointment of
Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Holder of a Bond who has been a bona fide Holder of a Bond or Bonds for at least six months may, subject to Section 5.16, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee.

         (c) The Trustee may be removed as to the Bonds at any time by Act of the Holders of more than 50% of the Aggregate
Outstanding Amount of the Bonds, delivered to the Trustee and to the Company.

         (d)      If at any time:

                  (i)  The  Trustee  shall  fail to  comply  with
Section 6.08 after written request therefor by the Company or by any Bondholder who has been a bona fide Bondholder for at least six months;

                  (ii) The Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Company or by any such Bondholder; or

                  (iii) (A) The Trustee shall become incapable of acting with respect to the Bonds or (B) there shall have been entered a decree or order for relief by a court having jurisdiction in the premises in respect of the Trustee in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Trustee for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or (C) the Trustee commences a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, or sequestrator (or similar official) of the Trustee or of any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the Trustee fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of the foregoing, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 5.16 any Bondholder who has been a bona fide Bondholder for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        (e) If the Trustee shall resign, be removed, or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If within one year after such resignation, removal, or incapability or the occurrence of such vacancy, a further successor Trustee shall be appointed by Act of the Bondholders of more than 50% of the Aggregate Outstanding Amount of the Bonds, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Bondholders as their names and addresses appear in the Bond Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         Section 6.10 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge, and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed, or conveyance, shall become vested with all the rights, powers, trusts, duties, and obligations of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers, and trusts of the retiring Trustee, and shall duly assign, transfer, and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.07. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers, and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         Section 6.11 Merger, Conversion, Consolidation, or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Trustee shall be a party or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Bonds have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had itself authenticated such Bonds.

         Section 6.12 Co-trustees and Separate Trustee. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of a Trust Estate may at the time be located, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of Bonds representing at least 25% of the Aggregate Outstanding Amount, the Company shall for such purpose join with the Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of such Trust Estate, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right, or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall satisfy the requirements of Section 6.08.

        Should any written instrument from the Company be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Company.

         Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

         (a) The Bonds shall be authenticated and delivered solely by the Trustee and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash, and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

         (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties, and obligations shall be exercised and performed by such co-trustee or separate trustee;

         (c) The Trustee, at any time by an instrument in writing executed by it, with the concurrence of the Company evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

         (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder, nor shall the Trustee be liable by reason of any act or omission of any co-trustee or separate trustee hereunder; and

         (e) Any Act of Bondholders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

         Section 6.13 Withholding Taxes and Reports. Whenever it is acting as Paying Agent for the Bonds, the Trustee shall comply with all requirements of the Code and all regulations thereunder with respect to the withholding from any payments made on such Bonds of any withholding taxes imposed thereon and with respect to any reporting requirements in connection therewith, including all requirements to deliver reports timely to the Bondholders.

         Section 6.14 Preferential Collection of Claims Against the Company. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent required thereby.

                           ARTICLE VII
       BONDHOLDERS' LIST AND REPORTS BY TRUSTEE AND COMPANY

         Section 7.01 Company to Furnish Trustee Names and Addresses of Bondholders. The Company will furnish or cause to be furnished to the Trustee (a) quarterly, not more than 10 days after each Regular Record Date with respect to the Bonds, a list, in such form as the Trustee may reasonably require, of the names and addresses and amounts of ownership of the Bondholders as of such Regular Record Date, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that for so long as the Trustee is the Bond Registrar, no such list shall be required to be furnished for Bonds for which the Trustee acts as Bond Registrar.

         Section 7.02 Preservation of Information; Communications to Bondholders.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Bondholders contained in the most recent list furnished to the Trustee as provided in Section 7.01. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

         (b) Bondholders may communicate pursuant to TIA Section 312(b) with other Bondholders with respect to their rights under this Indenture or under the Bonds. The Company, the Trustee, and all other appropriate Persons shall have the protection of TIA
Section 312(c).

         (c) Every Holder of Bonds, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Paying Agent nor any Bond Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Bonds in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

         Section 7.03      Reports by Trustee.

         (a) On each anniversary of the Final Closing, to the extent required by TIA Section 313(a), the Trustee shall transmit by mail to all Bondholders, as their names and addresses appear in the Bond Register, and to all Bondholders as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for such purpose, and to all Bondholders whose names and addresses have been furnished to or received by the Trustee under Section 7.01 of this Indenture, a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

         (b)   Reports   pursuant  to  this   Section   shall  be
transmitted  in the manner  and to the  Persons  required  by TIA
Sections 313(c) and (d).

         Section 7.04      Reports by Company.

         (a)  The   Company,   in   accordance   with  rules  and
regulations promulgated by the Commission, shall, simultaneously with filing such documents with the Commission:

                  (i) File with the Trustee copies of the annual reports and of the information, documents, and other reports which  the  Company  is  required  to file  with  the  Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents, or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

                  (ii) File with the Trustee, in accordance with rules and regulations prescribed by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture, as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming with the requirements of Section 1.03 hereof, as to compliance with conditions or covenants, compliance with which is subject to verification by accountants;

                  (iii) Transmit to the Holders of Bonds such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (i) and (ii) above;

                  (iv) Furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer, or principal accounting officer as to his or her knowledge of the Company's compliance, in all material respects, with all the conditions and covenants under this Indenture. Such compliance shall be determined without regard to any period of grace or requirement of notice provided under the Indenture.

         (b)      The Company shall furnish to the Trustee:

                  (i) Promptly after the execution and delivery of this Indenture, an Opinion of Counsel either stating that in the opinion of such counsel the Security Documents have been properly recorded and filed so as to make effective the lien intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective;

                  (ii) At least annually after the execution and delivery of this Indenture, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording, and refiling of the Security Documents as is necessary to maintain the lien thereof, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien; and

                  (iii)  Promptly after the date on which a Final
Closing with respect to the Bonds occurs, the Company shall advise the Trustee in writing that the Final Closing with respect to Bonds has occurred.

                           ARTICLE VIII
                     CONSOLIDATION AND MERGER

         Section 8.01      Company May Consolidate, Etc., Only on
Certain Terms.

         (a) The Company shall not consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                  (i) The Person (if other than the Company) formed by or surviving such consolidation or merger or that acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all Bonds and the performance of every covenant of this Indenture on the part of the Company to be performed or observed, all as provided herein;

                  (ii)    Immediately after giving effect to such
transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and

                  (iv) Such consolidation, merger, conveyance, or transfer shall be on such terms as shall fully preserve the lien and security hereof and the rights and powers of the Trustee and the Bondholders hereunder.

         (b) The Company shall not convey or transfer its properties and assets included in the Trust Estate to any Person unless:

                  (i) The Person that acquires by conveyance or transfer the properties and assets of the Company, the conveyance or transfer of which is hereby restricted, shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state or the District of Columbia, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all Bonds and the performance or observance of every agreement and covenant of this Indenture on the part of the Company to be performed or observed all as provided herein, (C) expressly agrees by means of such indenture supplemental hereto that all right, title, and interest so conveyed or transferred shall be subject and subordinate to the rights of the Bondholders, and (D) expressly agrees to indemnify, defend, and hold harmless the Company against and from any loss, liability, or expense arising under or related to this Indenture and the Bonds;

                  (ii)    Immediately after giving effect to such
transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) The Company shall remain bound by every covenant and agreement of this Indenture on the part of the Company to be observed or performed with respect to the Bonds;
and

                  (iv) The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

         Section 8.02 Successor Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the Person formed by or surviving such consolidation or merger (if other than the Company) or the Person to which such conveyance or transfer is made shall succeed to, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Person had been named as the Company herein. In the event of any such conveyance or transfer, the Person named as the "Company" in the first paragraph of this instrument or any successor which shall theretofore have become such in the manner prescribed in this Article may be dissolved, wound-up, and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Bonds and from its obligations under this Indenture.

                            ARTICLE IX
                     COVENANTS OF THE COMPANY

         Section  9.01  Payment of Principal  and  Interest.  The
Company will duly and punctually pay the principal of and interest on the Bonds in accordance with the terms of the Bonds and this Indenture.

         Section 9.02 Maintenance of Office or Agency. The Company will maintain an office or agency at the Corporate Trust Office of the Trustee, where Bonds may be presented or surrendered for payment, where Bonds may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Bonds and this Indenture may be served.

         Section 9.03 Money for Bond Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each Payment Date, Special Payment Date, Redemption Date or Stated Maturity, segregate and hold in trust for the benefit of the Bondholders entitled thereto in cash a sum sufficient to pay the principal of and interest then becoming due (to the extent funds are then available for such purposes), until such sums shall be paid to such Bondholders or otherwise disposed of as herein provided, and will promptly notify the Trustee of any Default in the making of any payment of principal of or interest with respect to the Bonds. The Company hereby appoints the Trustee as the initial Paying Agent.

         If the Company should appoint a Paying Agent other than itself or the Trustee, then the Company will cause each such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (a) Hold all sums held by it for the payment of principal of or interest on Bonds in trust for the benefit of the Bondholders entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

         (b) Give the Trustee written notice of any Default by the Company (or any other obligor upon the Bonds) in the making of any payment of principal or interest with respect to the Bonds; and

         (c) At any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Paying Agent, regardless of whether such Paying Agent is the Company, the Trustee, or some other Person, shall comply with all requirements of the Code and all regulations thereunder with respect to the withholding from any payments made by it on any Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith, including all requirements to deliver reports timely to the Holders of the Bonds.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of or interest on any Bond and remaining unclaimed for two (2) years after such principal or interest has become due and payable shall be paid to the Company on Company Request along with interest that has accumulated thereon, or (if then held by the Company) shall be discharged from such trust and the Bondholder shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language customarily published on each Business Day and of general circulation in the city in which the Company's principal office is located, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company. The Trustee may also adopt and employ, at the expense of the Company, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Bondholders whose right to or interest in moneys due and payable but not claimed is determinable from the records of any Paying Agent, at the last address as shown on the Bond Register for each such Bondholder).

         Section 9.04 Corporate Existence. Subject to Article VIII, the Company will keep in full effect its existence, rights, and franchises as a corporation under the laws of the State of California (unless it becomes incorporated under the laws of any other state of the United States of America), and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Bonds, and the lien on the Equipment, the Financial Assets and the Leases and each other instrument or agreement included in the Trust Estate.

         Section 9.05 Protection of Trust Estate. The Company will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action as the Company or the Trustee deems necessary or advisable to:

         (a) Grant more effectively all or any portion of the Trust Estate;

         (b) Maintain or preserve the lien of this Indenture and the Security Documents and carry out more effectively the purposes thereof;

         (c) Perfect, publish notice of, or protect the validity of any Grant made or to be made by this Indenture;

         (d) Enforce any of the Leases and the Guarantees or any rights under the Financial Assets;

         (e) Preserve and defend title to the Trust Estate securing the Bonds and the rights therein of the Trustee and the Bondholders secured thereby against the claims of all persons and parties, including but not limited to claims by any party to a Lease; and

         (f) Promptly pay any tax or similar claim levied against all or any portion of the Trust Estate.

Additionally,   the  Company  will  make,   execute  or  endorse,
acknowledge, and file, or deliver to the Trustee from time to time such schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports, and other assurances or instruments and take such further steps relating to the Trust Estate and the other rights covered by this Indenture, as the Trustee may request and reasonably require.

         Section 9.06 Annual Certification as to Trust Estate and Contracts. Within 90 days after the Final Closing with respect to the Bonds, the Company shall furnish to the Trustee an Officer's Certificate, which need not comply with Section 1.03, stating that the Company has complied with the covenants set forth in
Section 3.10 and either stating that such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, the Security Documents and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to make effective the lien and security interest of this Indenture and the Security Documents and reciting the details of such action, or stating that no such action is necessary to make such lien and security interest effective; provided, that if Equipment or Financial Assets are acquired and Leases are executed subsequent to such 90-day period, the Company shall provide an additional Officer's Certificate to the Trustee meeting the requirements of this Section within 10 days of such acquisition and execution. Such Officer's Certificate shall also describe the recording, filing, re-recording, and refiling of this Indenture and the Security Documents, any indentures supplemental hereto, and any other requisite documents (including financing statements and continuation statements) that will be required to maintain the lien and security interest of this Indenture and the Security Documents.

         Section 9.07  Negative Covenants.  The Company will not:

         (a) Sell, transfer, exchange, or otherwise dispose of any part of the Trust Estate, including but not limited to the Leases, the Financial Assets or the Equipment, except as permitted under Section 4.04(e) and as otherwise expressly permitted by this Indenture; or

         (b) Incur any indebtedness that is to be secured by a collateral assignment of the Leases, or a lien on and security interest in the Equipment or Financial Assets, prior to or on a parity with that of the Trustee pursuant to this Indenture, except for Senior Acquisition Liens; or

         (c) Claim any credit on, or make any deduction from, the principal, premium, if any, or interest payable in respect to the Bonds by reason of the payment of any taxes levied or assessed upon any part of the Trust Estate;

         (d) (i) Permit the validity or effectiveness of this Indenture to be impaired, or permit this Indenture to be amended, hypothecated, subordinated, terminated, or discharged, or permit any person to be released from any covenants or obligations under this Indenture, except with respect to Senior Acquisition Liens or as may be expressly permitted hereby, (ii) except as provided herein, permit any lien, charge, security interest, mortgage, or other encumbrances ("Liens") to be created on or extended to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof, except for Senior Acquisition Liens and Liens subordinated to the security interest of the Trustee, pursuant to a written subordinated agreement reasonably satisfactory to the Trustee, or
(iii) except as provided herein, permit this Indenture not to constitute a valid first priority security interest in the Trust Estate, except as subordinated to Senior Acquisition Liens; or

         (e)      Pay any dividends on  the  Common  or Preferred
Stock of the Company, so long as any Bonds remain outstanding.

         Section 9.08 Statement as to Compliance. The Company will deliver to the Trustee, within 90 days after the end of each fiscal year, a written statement signed by the Chairman or the President or a Vice President and by the Treasurer or an Assistant Treasurer of the Company, stating, as to each signer thereof, that:

         (a) A review of the activities of the Company during such year and of the Company's performance under this Indenture has been made under his supervision; and

         (b) To the best of his knowledge, based on such review, the Company has fulfilled all of its obligations under this Indenture throughout such year, or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to him and the nature and status thereof and the status of any steps taken to remedy any such Default.

         Section 9.09 Investment Company Act. The Company will conduct its operations in a manner that will not subject it to the requirement of registration as an "investment company" under the Investment Company Act of 1940, as amended.

         Section 9.10 Continuing Liability of the Company. Subject to the provisions of Section 8.02, but notwithstanding any other provision herein to the contrary, the Company shall remain liable under each Asset included in the Trust Estate to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms thereof. Neither the Trustee nor any Bondholder shall have any liability or obligation under any such contract or other instrument by reason of or arising out of this Indenture or the transactions contemplated hereby or the receipt by the Trustee or any Bondholder of any payment relating to any such contract or other instrument.

         Section 9.11 Lease or Financial Asset Defaults. The Company will notify the Trustee in writing within fifteen (15) days of a Defaulted Lease by a Lessee or a Defaulted Financial Asset by an Obligor and will specify the actions taken and being taken to remedy any such default; provided that if the event of default is the failure to pay rent or make payment when due, then the Company may, in its discretion, provide in its notice to the Trustee that such notice shall serve as a continuing notice of default by that Lessee or Obligor in which case no further notice to the Trustee relative to the failure of that Lessee or Obligor to timely pay rent or make payment under the Lease or Financial Asset, respectively, need be given by the Company unless the Company deems itself to be insecure.

                            ARTICLE X
                             ACCOUNTS

         Section 10.01 Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Trustee shall hold all such money and property received by it as part of the Trust Estate and shall  apply it as  provided  in this  Indenture.  If the Company shall default in its obligation to ensure the remittance of moneys and checks or other instruments into the Payment Account, and if the Trustee either has actual notice of such default or shall have received written notice of such default, the Trustee shall, unless the Company shall have made provision satisfactory to the Trustee for the performance of such obligations, request the Company to perform such obligation or obligations within 10 days after such request or as promptly as legally permitted. Except as otherwise expressly provided in this Indenture, if, following such request for performance, any default continues in the performing of such obligation or obligations, the Trustee may take such action as may be appropriate to enforce such obligation or obligations, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and to proceed thereafter as provided in
Article V hereof.

         Section 10.02     Payment Account.

         (a) Not later than one day following the Initial Closing, the Trustee shall open, and thereafter maintain, one or more accounts (collectively, "the Payment Account") at the Corporate Trust Office in the name of the Trustee for the receipt of all moneys deposited by the Company in accordance with this Section and payment of interest on and principal of the Bonds to the Bondholders. The Company shall deposit into the Payment Account not later than two Business Days prior to a Payment Date, Special Payment Date, Redemption Date or Stated Maturity, the Debt Service Amount due and payable by the Company on any such date.

         (b) The Company shall deliver to the Trustee not later than one Business Day prior to a Payment Date, Special Payment Date, or Maturity, an Officer's Certificate stating whether, on such Payment Date, there will be sufficient cash in the Payment Account to pay the Debt Service Amount and, if not, the amount of the deficiency.

         (c) On each Payment Date, Special Payment Date, or Redemption Date, and at Maturity, the Paying Agent shall withdraw from the Payment Account an amount equal to the Debt Service Amount for payment to the Bondholders as provided in Section
3.07. Within 10 Business Days following each Payment Date on which a payment of interest or principal is made, the Paying Agent, if other than the Company, shall remit to the Company any cash remaining in the Payment Account after such payment. If at any time the Trustee is not the Paying Agent, then the Trustee shall cooperate fully with the Paying Agent to permit the payments called for by this Section 10.02(c).

         (e) All or a portion of the Payment Account may be invested and reinvested in Eligible Investments.

         Section 10.03     Sinking Fund Account.

         (a) On or before the Sinking Fund Trigger Date, the Trustee shall establish, and thereafter maintain, one or more accounts (collectively, the "Sinking Fund Account") at the office of the Trustee in the name of the Trustee, into which shall be deposited, upon all Net Sales Proceeds and all Net Cash Flow received by the Company after the Sinking Fund Trigger Date. All or any portion of the Sinking Fund Account may be invested or reinvested in Eligible Investments.

         (b) Moneys in the Sinking Fund Account may be used by the Trustee (i) on the Stated Maturity Date to pay in whole or in part principal of and interest then due on the Bonds or (ii) in the discretion of the Company, on any Redemption Date occurring after the Sinking Fund Trigger Date to redeem all or a part of the outstanding principal due under the Bonds. Moneys on deposit in the Sinking Fund Account may not be used except as provided herein.

         Section 10.04 Final Balances. Upon the Stated Maturity Date and payment by the Company to the Bondholders of all amounts due and payable as principal of and Interest on the Bonds, or upon the making of adequate provisions for the payment of such amounts as permitted hereby, all moneys remaining in all Accounts in excess of any amounts due to the Trustee in payment of fees and other amounts due to the Trustee provided for hereunder shall promptly be remitted to the Company.

                            ARTICLE XI
                     SUPPLEMENTAL INDENTURES

         Section 11.01 Supplemental Indentures Without Consent of Bondholders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

         (a) To correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey, and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property; or

         (b)  To  add  to  the   conditions,   limitations,   and
restrictions on the authorized amount, terms, and purposes of issue, authentication, and delivery of the Bonds, as herein set forth, additional conditions, limitations, and restrictions thereafter to be observed; or

         (c) To evidence the succession of another Person to the Company pursuant to Article VIII, and the assumption by any such successor of the covenants of the Company herein and in the Bonds contained; or

         (d) To add to the covenants of the Company, for the benefit of the Bondholders, or to surrender any right or power herein conferred upon the Company; or

         (e) To convey, transfer, assign, mortgage, or pledge any property to or with the Trustee; or

         (f) To cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be defective or inconsistent with any other provision herein or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided that such action shall not adversely affect the interests of the Bondholders; or

         (g) To evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Bonds and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Article VI hereof;

         (h)      To add to any Events of Default; and

         (i) To provide for the creation of one or more separate series of under this Trust Indenture, in connection with the issuance of additional series of promissory notes, each of which additional series of notes shall have a separate and distinct trust estate from that of the Bondholders

         Section 11.02 Supplemental Indentures With Consent of Bondholders. With the consent of the Holders of more than 50% of the Aggregate Outstanding Amount of the Bonds, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Bondholders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond affected thereby:

         (a) Change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Bond, or reduce the principal amount thereof or the Interest Rate thereon or change any place where, or the coin

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or  currency  in  which,  any  Bond or the  interest  thereon  is
payable,   or  impair  the  right  to  institute   suit  for  the
enforcement of any such payment on or after the Maturity thereof;
or

         (b) Reduce the percentage in Aggregate Outstanding Amount of the Bonds, the consent of the Bondholders of which is required for the execution of any such supplemental indenture, or the consent of the Bondholders of which is required for any waiver of certain Defaults hereunder and their consequences provided for in this Indenture; or

         (c) Impair or adversely affect the Trust Estate except as otherwise permitted herein; or

         (d) Permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Bond of the security afforded by the lien of this Indenture, except as otherwise permitted herein; or

         (e)  Modify  any of the  provisions  of this  Section or
Section 5.15, except to increase the percentage in Aggregate Outstanding Amount of the Bonds the consent of the Holders of which is required for the actions specified herein or therein, or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Bond affected thereby; or

         (f)      Modify or alter the  definitions  of the  terms
"Outstanding" or "Aggregate Outstanding Amount"; or

         (g) Modify any of the provisions of this Indenture in such a manner as to affect the amount of any payment of interest or principal due on any Bond on any Payment Date or at the Stated
Maturity.

         The Trustee may in its discretion determine whether or not any Bonds would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Bonds, whether theretofore or thereafter authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith.

         It shall not be necessary for any Act of Bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to this Section, the Company shall mail to the Bondholders to which such supplemental indenture relates, a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         Section 11.03 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties, or immunities under this Indenture or otherwise.

         Section 11.04 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

         Section 11.05     Reference  in  Bonds  to  Supplemental
Indentures. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the

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Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Bonds so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Bonds.


                               41
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         Section 11.06 Conformity with Trust Indenture Act. Every
supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA.

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Amended and Restated Indenture to be duly executed by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                           AEROCENTURY FUND IV, INC.
                           A California Corporation


                           By:  __________________________
                                Neal D. Crispin, President

Attest:


By:  _________________
     _________________, Secretary

                           FIRST SECURITY BANK, NATIONAL
                           ASSOCIATION
                           As Trustee


                           By:  __________________________
                                Authorized Signatory
Attest:


By:  _________________
Its: _________________

STATE OF                    )
                            )  SS:
COUNTY OF                   )


         On the ____ day of ____________, before me personally came _______________________, to me known, who being by me duly sworn, did depose and say that he is President of __________________________ described in and which executed the above instrument; that he knows the corporate seal of said association; that the seal affixed to the said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said association, and that he signed his name thereto by authority of the Board of Directors of said association.


[SEAL]                             ______________________________
                                             Notary Public

My commission expires:

_________________



STATE OF                     )
                             )  SS:
COUNTY OF                    )


         On the ____ day of ___________, before me personally came __________________________, to me known, who being by me duly sworn, did depose and say that he is ____________________________ of First Security Bank of Utah,
National Association, one of the organizations described in and which executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said association.


[SEAL]                             ______________________________
                                            Notary Public


My commission expires:


_________________

                               43
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